Exhibit 99.1
Octave Specialty Group Reports Second Quarter 2026 Results
•Insurance Distribution Segment
◦Total revenue grew 77% to $58 million
◦Organic revenue growth equaled 44%
◦Net loss to Shareholders totaled $(4) million, compared to $(8) million in 2Q25
◦Adjusted EBITDA to Shareholders totaled $10 million, compared to $3 million in 2Q25
•Specialty P&C Insurance Segment ("Everspan")
◦Gross and net premiums written totaled $95 million and $23 million, down (2)% and up 52%, respectively
◦Net income equaled $1 million, compared to $0.4 million in 2Q25
◦Adjusted EBITDA to Shareholders totaled $1.8 million, compared to $0.7 million in 2Q25
NEW YORK, NY, August 6, 2026, (BUSINESS WIRE) — Octave Specialty Group, Inc. (NYSE: OSG) ("Octave" or "OSG"), a global specialty insurance firm, today reported its results for the Second Quarter 2026.
Claude LeBlanc, President and Chief Executive Officer of Octave, said "Our core Insurance Distribution business delivered another quarter of strong performance led by revenue growth of 77% and organic revenue growth of 44%. Our Insurance Distribution top-line success translated to a near fourfold increase in Adjusted EBITDA to shareholders during the second quarter of 2026 compared to 2025. These results reflect the successful 2025 acquisition of ArmadaCare and the diversification of our portfolio of MGAs against the backdrop of increasingly soft property market conditions."
LeBlanc continued, "While our efforts continue towards repositioning Everspan, we are encouraged by the trend in Everspan's results since these efforts began in the second half of 2024. During the second quarter of 2026 the combined ratio decreased more than 600 basis points from the prior year period led by a reduction of the loss ratio to 61.4%."
"During the quarter, we also further advanced our data and AI initiatives designed to both improve our operating platform as well as enhance underwriting and business production. We recently launched our proprietary, enterprise, AI-driven underwriting platform, which turns unstructured submissions into decision-ready risks. We expect this platform to enable us to significantly accelerate and improve underwriting decisions and bring additional MGAs to market more quickly."

Octave's Second Quarter 2026 Summary Results
	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands, except per share data)(1)	2026	2025	% Change	2026	2025	% Change
Total revenues	$82,995	$54,957	51%	$187,165	$117,713	59%
Total expenses	$94,666	$77,931	21%	$202,180	$155,794	30%
Pretax income (loss) from continuing operations	$(11,671)	$(22,974)	NM	$(15,015)	$(38,081)	NM
Provision (benefit) for income taxes from continuing operations	$485	$(2,172)	NM	$4	$(2,789)	NM
Net income (loss) from continuing operations	$(12,156)	$(20,802)	NM	$(15,019)	$(35,292)	NM
Net income (loss) from continuing operations attributable to shareholders, net of tax	$(14,429)	$(20,548)	NM	$(21,280)	$(36,692)	NM
Net income (loss) from discontinued operations	$—	$(52,151)	NM	$—	$(82,398)	NM
Net income (loss) attributable to shareholders	$(14,429)	$(72,699)	NM	$(21,280)	$(119,090)	NM
Net income (loss) from continuing operations attributable to shareholders per diluted share (3)	$(0.33)	$(0.42)	(21)%	$(0.47)	$(0.99)	(53)%
Net income (loss) attributable to shareholders per diluted share (3)	$(0.33)	$(1.51)	(78)%	$(0.47)	$(2.72)	(83)%
Non-GAAP(2)
EBITDA to shareholders	$(1,737)	$(9,848)	NM	$1,873	$(15,345)	NM
Adjusted EBITDA to shareholders	$3,685	$(4,569)	NM	$23,754	$(5,876)	NM
Adjusted net income (loss) attributable to shareholders	$(1,813)	$(10,552)	NM	$14,802	$(16,587)	NM
Per Share
Adjusted EBITDA to shareholders per diluted share(2)	$0.08	$(0.09)	NM	$0.52	$(0.12)	NM
Adjusted net income (loss) to shareholders per diluted share(2)	$(0.04)	$(0.22)	(82)%	$0.33	$(0.35)	NM

Weighted-average diluted shares outstanding	45,391	48,117	(6)%	45,347	47,738	(5)%
(1)Some financial data in this press release may not add up due to rounding
(2)See Non-GAAP Financial Data section of this press release for further information
(3)Per diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value

Second Quarter 2026 Summary(4)
Total revenue for the second quarter of 2026 was $83.0 million, an increase of 51% compared to $55.0 million in the same prior-year period. The growth in total revenue was driven primarily by the Insurance Distribution segment, reflecting the acquisition of ArmadaCare and organic revenue growth of 44%.
Octave's net (loss) to shareholders for the second quarter of 2026 improved to $(14.4) million compared to $(20.5) million in the same prior-year period. The improvement was attributable to (i) our Insurance Distribution segment, which reported a net (loss) of $(3.7) million compared to $(7.7) million in the same prior-year period, (ii) our Specialty Property & Casualty segment, where Everspan reported net income of $1.1 million compared to $0.4 million in the same prior-year period, and (iii) a Corporate net loss of $(11.6) million compared to $(13.2) million in the same prior-year period.
Adjusted net (loss) to shareholders for the second quarter of 2026 improved to $(1.8) million, compared to $(10.6) million in the same prior-year period. Adjusted EBITDA to shareholders for the second quarter of 2026 improved to $3.7 million, compared to $(4.6) million in the same prior-year period. The improvement in Adjusted EBITDA to shareholders was driven by a $7.3 million increase in Insurance Distribution Adjusted EBITDA to shareholders, reflecting organic growth across our core MGA platform, the acquisition of ArmadaCare, and an increase in our ownership position in Octave Ventures (formerly known as Beat Capital Partners) to 70% from 60%. In addition, Everspan's Adjusted EBITDA to shareholders increased $1.1 million to $1.8 million in the second quarter of 2026 from $0.7 million a year ago.

(4)For definitions of each non-GAAP measure referred to above, as well as reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see "Non-GAAP Financial Measures" below.

Earnings Call and Webcast
On August 7, 2026, at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Octave's second quarter 2026 results and updated 2026 guidance during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Octave’s website, https://octavegroup.com/investor-relations/events-and-presentations. Participants may also listen via telephone by dialing (877) 407-9716 or (201) 493-6779.
The webcast will be archived on Octave's website. A replay of the call will be available through August 21, 2026, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID# 13761601.
Additional information is included in an operating supplement and presentations on Octave's website, www.octavegroup.com.
Results of Operations by Segment
Insurance Distribution Segment

	Three Months Ended June 30,				Six Months Ended June 30,
($ in thousands)(1)	2026	2025		% Change	2026	2025		% Change
Premiums placed	$314,367	$249,912		26%	$741,200	$483,098		53%
Total revenues	$58,418	$33,041		77%	$136,944	$74,039		85%
Pretax income (loss)	$(846)	$(10,173)		NM	$15,939	$(12,416)		NM
Pretax income (loss) to shareholders(2)	$(3,232)	$(9,919)		NM	$9,565	$(13,816)		NM
Net income (loss)	$(1,325)	$(7,992)		NM	$15,828	$(9,735)		NM
Net income (loss) to shareholders(2)	$(3,711)	$(7,738)		NM	$9,454	$(11,135)		NM
EBITDA(4)	$13,887	$4,698		196%	$44,704	$16,781		166%
EBITDA to shareholders(2)(4)	$8,670	$2,513		245%	$32,137	$9,576		236%
Adjusted EBITDA(4)	$15,329	$4,580		235%	$48,324	$16,692		190%
Adjusted EBITDA to shareholders(2)(4)	$9,792	$2,519		289%	$35,132	$9,611		266%
Adjusted net income (loss)(4)	$9,419	$(701)		NM	$38,168	$6,348		501%
Adjusted net income (loss) to shareholders(2)(4)	$4,605	$(3,013)		NM	$26,650	$(464)		NM
Pretax income margin to shareholders(3)	(5.5)%	(30.0)%	2450	bps	7.0%	(18.7)%	2570	bps
Adjusted EBITDA margin to shareholders(4),(5)	16.8%	7.6%	920	bps	25.7%	13.0%	1270	bps
Organic Growth(4)	44.1%	(2.6)%			42.9%	(2.3)%
(1) Reflects segment results prior to intersegment activities eliminated in consolidation.
(2) After the impact of noncontrolling interests
(3)Represents Pretax income (loss) to shareholders divided by total revenues
(4)See Non-GAAP Financial Data section of this press release for further information
(5) Represents Adjusted EBITDA to shareholders divided by total revenues

Specialty Property & Casualty Insurance Segment

	Three Months Ended June 30,				Six Months Ended June 30,
($ in thousands)(1)	2026	2025	% Change		2026	2025	% Change
Gross premium written	$94,702	$96,247	(2)%		$198,418	$183,162	8%
Net premiums written	$23,142	$15,207	52%		$55,591	$33,212	67%
Net premiums earned	$21,749	$16,203	34%		$41,750	$31,881	31%
Total revenue	$26,403	$21,390	23%		$51,702	$42,561	21%
Net income (loss)	$1,119	$428	161%		$(6,571)	$1,852	NM
Adjusted EBITDA to shareholders(2)	$1,757	$681	158%		$3,375	$2,270	49%
Loss Ratio	61.4%	67.8%	(640)	bps	79.1%	67.4%	1170	bps
Expense Ratio	39.2%	38.9%	30	bps	45.0%	37.1%	790	bps
Combined Ratio	100.6%	106.7%	(610)	bps	124.1%	104.5%	1960	bps
(1) Reflects segment results prior to intersegment activities eliminated in consolidation.
(2) See Non-GAAP Financial Data section of this press release for further information

OSG Corporate (holding company only)
OSG on a standalone basis, excluding its ownership interests in its Specialty P&C Insurance and Insurance Distribution subsidiaries, had net assets of $48 million as of June 30, 2026. Assets included cash and liquid securities of $26 million and other investments of $22 million.
Consolidated Octave Specialty Group, Inc. Stockholders' Equity and Noncontrolling Interests ("NCI") Impact to EPS
Stockholders’ equity attributable to common shareholders at June 30, 2026, was $699 million, or $15.52 per share, compared to $713 million, or $15.83 per share, as of March 31, 2026. The decline was primarily a result of the total comprehensive loss attributable to common shareholders of $(12) million.
Calculation of Earnings (Loss) Per Share (EPS)
Diluted net income (loss) per share is computed by dividing net income (loss) attributable to shareholders, adjusted for the direct retained earnings impacts of changes to redeemable noncontrolling interests, by the basic weighted-average shares outstanding plus all potentially dilutive common shares outstanding during the period. The following table provides a reconciliation of net income (loss) attributable to shareholders to the numerator in the diluted earnings per share calculation, together with the resulting earnings per share amounts:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025
Net income (loss) from continuing operations attributable to shareholders	$(14,429)	$(20,548)	$(21,280)	$(36,692)
Adjustment for Redeemable NCI	(737)	220	$70	$(10,605)
Numerator of diluted EPS	$(15,166)	$(20,328)	$(21,210)	$(47,297)
Per Share — Diluted	$(0.33)	$(0.42)	$(0.47)	$(0.99)

Net income (loss) attributable to shareholders	$(14,429)	$(72,699)	$(21,280)	$(119,090)
Adjustment for Redeemable NCI	(737)	220	70	(10,605)
Numerator of diluted EPS	$(15,166)	$(72,479)	$(21,210)	$(129,695)
Per Share — Diluted	$(0.33)	$(1.51)	$(0.47)	$(2.72)

WASO-Diluted	45,391	48,117	45,347	47,738

OCTAVE SPECIALTY GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except share data)	2026	2025	2026	2025
Revenues:
Commissions	$49,728	$30,322	$117,906	$67,093
Servicing and other fees	5,913	4,472	15,275	9,436
Net premiums earned	21,749	16,203	41,750	31,881
Program fees	3,293	3,497	6,937	7,149
Investment income	1,877	2,609	4,232	5,424
Other	435	(2,146)	1,065	(3,270)
Total revenues	82,995	54,957	187,165	117,713
Expenses:
Commissions	8,508	7,403	22,513	17,768
Losses and loss adjustment expenses	13,346	10,978	33,025	21,474
Policy acquisition costs	6,359	3,699	12,730	7,540
General and administrative	51,415	40,540	104,570	79,071
Intangible amortization and depreciation	12,264	9,741	24,478	18,917
Interest	2,774	5,570	4,864	11,024
Total expenses	94,666	77,931	202,180	155,794
Pretax income (loss) from continuing operations	(11,671)	(22,974)	(15,015)	(38,081)
Provision (benefit) for income taxes from continuing operations	485	(2,172)	4	(2,789)
Net income (loss) from continuing operations	(12,156)	(20,802)	(15,019)	(35,292)
Net income (loss) from discontinued operations	—	(52,151)	—	(82,398)
Net income (loss)	(12,156)	(72,953)	(15,019)	(117,690)
Net (gain) loss attributable to noncontrolling interest	(2,273)	254	(6,261)	(1,400)
Net income (loss) attributable to shareholders	$(14,429)	$(72,699)	$(21,280)	$(119,090)

Net income (loss) from continuing operations attributable to shareholders	$(14,429)	$(20,548)	$(21,280)	$(36,692)
Net income (loss) from discontinued operations attributable to shareholders	—	(52,151)	—	(82,398)
Net income (loss) attributable to shareholders	$(14,429)	$(72,699)	$(21,280)	$(119,090)

Net income (loss) from continuing operations per share attributable to shareholders
Basic	$(0.33)	$(0.42)	$(0.47)	$(0.99)
Diluted	$(0.33)	$(0.42)	$(0.47)	$(0.99)

Net income (loss) per share attributable to shareholders
Basic	$(0.33)	$(1.51)	$(0.47)	$(2.72)
Diluted	$(0.33)	$(1.51)	$(0.47)	$(2.72)

Weighted-average number of common shares outstanding:
Basic	45,390,612	48,116,503	45,347,014	47,738,050
Diluted	45,390,612	48,116,503	45,347,014	47,738,050

OCTAVE SPECIALTY GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in thousands, except share data)	June 30, 2026	March 31, 2026
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $136,793 and $139,242)	$134,141	$137,092
Short-term investments, at fair value (amortized cost: $82,513 and $92,295)	82,513	92,295
Other investments (includes $7,498 and $7,454 at fair value)	25,015	24,971
Total investments (net of allowance for credit losses of $0 and $0)	241,669	254,358
Cash and cash equivalents (including $52,308 and $46,634 of restricted cash)	79,096	93,537
Premium receivables (net of allowance for credit losses of $500 and $500)	94,635	87,653
Commission and fees receivable	100,537	106,198
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $100 and $100)	495,653	469,859
Deferred ceded premium	148,236	145,420
Policy acquisition costs	16,423	16,451
Intangible assets, less accumulated amortization	447,448	458,380
Goodwill	534,304	533,497
Other assets (net of allowance for credit losses of $350 and $350)	122,856	101,673
Total assets	$2,280,857	$2,267,026
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$202,890	$198,681
Loss and loss adjustment expense reserves	499,043	487,261
Ceded premiums payable	93,346	89,148
Deferred program fees and reinsurance commissions	6,989	6,929
Commission payable	128,231	118,086
Deferred taxes	58,855	60,553
Long-term debt	155,459	117,062
Accrued interest payable	27	1,305
Other liabilities	120,643	158,458
Total liabilities	1,265,483	1,237,483
Redeemable noncontrolling interest	197,529	195,969
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized shares; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued shares: 48,876,882 and 48,876,882	489	489
Additional paid-in capital	379,561	380,263
Accumulated other comprehensive income	3,292	1,224
Retained earnings	348,474	363,751
Treasury stock, shares at cost: 3,859,121 and 3,863,290	(33,063)	(33,109)
Total Octave Specialty Group, Inc. stockholders’ equity	698,753	712,618
Nonredeemable noncontrolling interest	119,092	120,956
Total stockholders’ equity	817,845	833,574
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$2,280,857	$2,267,026

Non-GAAP Financial Data
In addition to reporting the Company’s quarterly financial results in accordance with GAAP, the Company is reporting non-GAAP financial measures: EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, Organic Revenue Growth Rate (Insurance Distribution segment only), Adjusted Net Income and Adjusted Net Income Margin. These amounts are derived from our consolidated financial information, but are not presented in our consolidated financial results because they are not calculated in accordance with GAAP.
We present non-GAAP supplemental financial information because we believe such information is of interest to the investment community, and that it provides greater transparency and enhanced visibility into the underlying drivers and performance of our businesses on a basis that may not be otherwise apparent on a GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis, and they are presented to improve the comparability of our results between periods by eliminating the impact of the items that may not be representative of our core operating performance. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation, and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently
The following paragraphs define each non-GAAP financial measure. A tabular reconciliation of the non-GAAP financial measure to the most comparable GAAP financial measure is also presented below.
Non-GAAP Financial Measures
Organic Revenue Growth & Rate (Insurance Distribution Only) — Organic revenue is based on commissions and fees for the relevant period by excluding (i) the first twelve months of commissions and fees generated from acquisitions, (ii) commissions and fees from divestitures and (iii) other items such as contingent commissions, profit commissions and the impact of changes in foreign exchange rates.
Organic Revenue Growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period and reached the twelve-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue.
Total Specialty P&C Insurance Production includes gross premiums written by Octave's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment. Specialty P&C Insurance revenues are dependent on gross premiums written, as specialty program insurance companies earn premiums based on the portion of gross premiums written retained (i.e., net premiums written) and fees on gross premiums written that are ceded to reinsurers. Insurance Distribution revenues are dependent on premium volume, as Managing General Agents/Underwriters and brokers receive commissions based on the amount of premiums placed (i.e., gross premiums written on behalf of insurance carriers) with insurance carriers.
EBITDA — EBITDA is net income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization of intangible assets.
EBITDA Margin — EBITDA divided by total revenues.
Adjusted EBITDA and Adjusted EBITDA Margin — We define Adjusted EBITDA as net income (loss) from continuing operations before interest expense, income taxes, depreciation, amortization of intangible assets, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, acquisition and integration-related expenses, severance, and other exceptional or non-recurring items, including those related to raising capital. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that may obfuscate business performance, and that the presentation of this measure enhances an investor's understanding of our financial performance.
Adjusted Net Income and Adjusted Net Income Margin — We define Adjusted Net Income as net income (loss) from continuing operations attributable to shareholders adjusted for amortization of intangible assets, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, acquisition and integration-related expenses, severance and non-recurring income and loss items that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. Per share amounts exclude any impact of revaluing noncontrolling interests as otherwise reported under GAAP earnings per share. We believe that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that may obfuscate business performance.
Results of Operations by Segment (Continued)

Three Months Ended June 30, 2026	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Eliminations	Consolidated
($ in thousands)
Gross premiums written	$94,702				$94,702
Net premiums written	23,142				23,142
Total revenues	26,403	$58,418	$232	$(2,058)	82,995
Total expenses	25,159	59,264	11,988	(1,745)	94,666
Pretax income (loss)	1,244	(846)	(11,756)	(313)	(11,671)
Provision (benefit) for income taxes	125	479	(119)	—	485
Net income (loss)	$1,119	$(1,325)	$(11,637)	$(313)	$(12,156)

Adjustments to EBITDA
Add: Interest expense	$—	$2,774	$—	—	$2,774
Add: Income tax expense	125	479	(119)	—	485
Add: Depreciation	—	350	305	—	655
Add: Intangible amortization	—	11,609	—	—	11,609
EBITDA	$1,244	$13,887	$(11,451)	$(313)	$3,367
EBITDA attributable to shareholders	$1,244	$8,670	$(11,451)	$(200)	$(1,737)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration-related expenses	$—	$451	$688	$—	$1,139
Add: Equity-based compensation expense	372	991	2,650	—	4,013
Add: Severance and restructuring expense	141	—	449	—	590
Add: Other non-operating (income) losses	—	—	—	—	—
Adjusted EBITDA	$1,757	$15,329	$(7,664)	$(313)	$9,109
Adjusted EBITDA attributable to shareholders	$1,757	$9,792	$(7,664)	$(200)	$3,685

Net income (loss)	$1,119	$(1,325)	$(11,637)	$(313)	$(12,156)
Adjustments:
Add: Acquisition and integration-related expenses	—	451	688	—	1,139
Add: Intangible amortization	—	11,609	—	—	11,609
Add: Equity-based compensation expense	372	991	2,650	—	4,013
Add: Severance and restructuring expense	141	—	449	—	590
Add: Other non-operating (income) losses	—	—	—	—	—
Adjusted net income (loss) before tax adjustments and NCI	1,632	11,726	(7,850)	(313)	5,195
Income tax effects	(1,132)	(2,307)	1,132	—	(2,307)
Adjusted net income (loss) before NCI	500	9,419	(6,718)	(313)	2,888
Net (income) loss attributable to noncontrolling interest	—	(4,814)	—	113	(4,701)
Adjusted net income (loss) attributable to shareholders	$500	$4,605	$(6,718)	$(200)	$(1,813)

Net income (loss) margin	4.2%	(2.3)%	NM	NM	(14.6)%
Adjusted EBITDA Margin	6.7%	26.2%	NM	NM	11.0%
Adjusted EBITDA Margin to shareholders	6.7%	16.8%	NM	NM	4.4%
Adjusted net income (loss) after NCI margin	1.9%	7.9%	NM	NM	(2.2)%

Three Months Ended June 30, 2025	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Eliminations	Consolidated
($ in thousands)
Gross premiums written	$96,247				$96,247
Net premiums written	15,207				15,207
Total revenues	21,390	$33,041	$526	$—	54,957
Total expenses	20,770	43,214	13,949	—	77,931
Pretax income (loss)	620	(10,173)	(13,423)	—	(22,974)
Provision (benefit) for income taxes	192	(2,181)	(183)	—	(2,172)
Net income (loss) from Continuing Operations	$428	$(7,992)	$(13,240)	$—	$(20,802)

Adjustments to EBITDA
Add: Interest expense	$—	$5,570	$—	$—	$5,570
Add: Income tax expense	192	(2,181)	(183)	—	(2,172)
Add: Depreciation	—	—	440	—	440
Add: Intangible amortization	—	9,301	—	—	9,301
EBITDA	$620	$4,698	$(12,983)	$—	$(7,663)
EBITDA attributable to shareholders	$620	$2,513	$(12,983)	$—	$(9,848)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration-related expenses	$—	$375	$399	$—	$774
Add: Equity-based compensation expense	61	67	1,895	—	2,023
Add: Severance and restructuring expense	—	31	2,918	—	2,949
Add: Other non-operating (income) losses	—	(591)	—	—	(591)
Adjusted EBITDA	$681	$4,580	$(7,771)	$—	$(2,508)
Adjusted EBITDA to attributable to shareholders	$681	$2,519	$(7,771)	$—	$(4,569)

Net income (loss) (Continuing Operations)	$428	$(7,992)	$(13,240)	$—	$(20,802)
Adjustments:
Add: Acquisition and integration-related expenses	—	375	399	—	774
Add: Intangible amortization	—	9,301	—	—	9,301
Add: Equity-based compensation expense	61	67	1,895	—	2,023
Add: Severance and restructuring expense	—	31	2,918	—	2,949
Add: Other non-operating (income) losses	—	(591)	—	—	(591)
Adjusted net income (loss) before tax adjustments and NCI	489	1,191	(8,028)	—	(6,348)
Income tax effects	(15)	(1,892)	15	—	(1,892)
Adjusted net income (loss) before NCI	474	(701)	(8,013)	—	(8,240)
Net (income) loss attributable to noncontrolling interest	—	(2,312)	—	—	(2,312)
Adjusted net income (loss) attributable to shareholders	$474	$(3,013)	$(8,013)	$—	$(10,552)

Net income (loss) margin	2.0%	(24.2)%	NM	NM	(37.9)%
Adjusted EBITDA Margin	3.2%	13.9%	NM	NM	(4.6)%
Adjusted EBITDA Margin to shareholders	3.2%	7.6%	NM	NM	(8.3)%
Adjusted net income (loss) after NCI margin	2.2%	(9.1)%	NM	NM	(19.2)%

Results of Operations by Segment (Continued)

Six Months Ended June 30, 2026	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Eliminations	Consolidated
($ in thousands)
Gross premiums written	$198,418				$198,418
Net premiums written	55,591				55,591
Total revenues	51,702	$136,944	$577	$(2,058)	187,165
Total expenses	58,740	121,005	24,180	(1,745)	202,180
Pretax income (loss)	(7,038)	15,939	(23,603)	(313)	(15,015)
Provision (benefit) for income taxes	(467)	111	360	—	4
Net income (loss)	$(6,571)	$15,828	$(23,963)	$(313)	$(15,019)

Adjustments to EBITDA
Add: Interest expense	$—	$4,864	$—	$—	$4,864
Add: Income tax expense	(467)	111	360	—	4
Add: Depreciation	—	645	577	—	1,222
Add: Intangible amortization	—	23,256	—	—	23,256
EBITDA	$(7,038)	$44,704	$(23,026)	$(313)	$14,327
EBITDA attributable to shareholders	$(7,038)	$32,137	$(23,026)	$(200)	$1,873

Adjustments to Adjusted EBITDA
Add: Acquisition and integration-related expenses	$—	$1,855	$1,752	$—	$3,607
Add: Equity-based compensation expense	1,069	1,765	5,771	—	8,605
Add: Severance and restructuring expense	1,432	—	868	—	2,300
Add: Other non-operating (income) losses	7,912	—	82	—	7,994
Adjusted EBITDA	$3,375	$48,324	$(14,553)	$(313)	$36,833
Adjusted EBITDA attributable to shareholders	$3,375	$35,132	$(14,553)	$(200)	$23,754

Net income (loss)	$(6,571)	$15,828	$(23,963)	$(313)	$(15,019)
Adjustments:
Add: Acquisition and integration-related expenses	—	1,855	1,752	—	3,607
Add: Intangible amortization	—	23,256	—	—	23,256
Add: Equity-based compensation expense	1,069	1,765	5,771	—	8,605
Add: Severance and restructuring expense	1,432	—	868	—	2,300
Add: Other non-operating (income) losses	7,912	—	82	—	7,994
Adjusted net income (loss) before tax adjustments and NCI	3,842	42,704	(15,490)	(313)	30,743
Income tax effects	(2,187)	(4,536)	2,187	—	(4,536)
Adjusted net income (loss) before NCI	1,655	38,168	(13,303)	(313)	26,207
Net (income) loss attributable to noncontrolling interest	—	(11,518)	—	113	(11,405)
Adjusted net income (loss) attributable to shareholders	$1,655	$26,650	$(13,303)	$(200)	$14,802

Net income (loss) margin	(12.7)%	11.6%	NM	NM	(8.0)%
Adjusted EBITDA Margin	6.5%	35.3%	NM	NM	19.7%
Adjusted EBITDA Margin to shareholders	6.5%	25.7%	NM	NM	12.7%
Adjusted Net income (loss) after NCI margin	3.2%	19.5%	NM	NM	7.9%

Six Months Ended June 30, 2025	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Eliminations	Consolidated
($ in thousands)
Gross premiums written	$183,162				$183,162
Net premiums written	33,212				33,212
Total revenues	42,561	$74,039	$1,113	$—	117,713
Total expenses	40,439	86,455	28,901	—	155,794
Pretax income (loss)	2,122	(12,416)	(27,788)	—	(38,081)
Provision (benefit) for income taxes	270	(2,681)	(378)	—	(2,789)
Net income (loss) from Continuing Operations	$1,852	$(9,735)	$(27,410)	$—	$(35,292)

Adjustments to EBITDA
Add: Interest expense	$—	$11,024	$—	$—	$11,024
Add: Income tax expense	270	(2,681)	(378)	—	(2,789)
Add: Depreciation	—	109	744	—	853
Add: Intangible amortization	—	18,064	—	—	18,064
EBITDA	$2,122	$16,781	$(27,044)	$—	$(8,140)
EBITDA attributable to shareholders	$2,122	$9,576	$(27,044)	$—	$(15,345)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration-related expenses	$—	$375	$1,081	$—	$1,456
Add: Equity-based compensation expense	147	67	3,469	—	3,683
Add: Severance and restructuring expense	—	60	4,737	—	4,797
Add: Other non-operating (income) losses	—	(591)	—	—	(591)
Adjusted EBITDA	$2,270	$16,692	$(17,759)	$—	$1,205
Adjusted EBITDA to shareholders	$2,270	$9,611	$(17,759)	$—	$(5,876)

Net income (loss) (Continuing Operations)	$1,852	$(9,735)	$(27,410)	$—	$(35,292)
Adjustments:
Add: Acquisition and integration-related expenses	—	375	1,081	—	1,456
Add: Intangible amortization	—	18,064	—	—	18,064
Add: Equity-based compensation expense	147	67	3,469	—	3,683
Add: Severance and restructuring expense	—	60	4,737	—	4,797
Add: Other non-operating (income) losses	—	(591)	—	—	(591)
Adjusted net income (loss) before tax adjustments and NCI	2,000	8,240	(18,123)	—	(7,883)
Income tax effects	(15)	(1,892)	15	—	(1,892)
Adjusted net income (loss) before NCI	1,985	6,348	(18,108)	—	(9,775)
Net (income) loss attributable to noncontrolling interest	—	(6,812)	—	—	(6,812)
Adjusted net income (loss) attributable to shareholders	$1,985	$(464)	$(18,108)	$—	$(16,587)

Net income (loss) margin	4.4%	(13.1)%	NM	NM	(30.0)%
Adjusted EBITDA Margin	5.3%	22.5%	NM	NM	1.0%
Adjusted EBITDA Margin to shareholders	5.3%	13.0%	NM	NM	(5.0)%
Adjusted Net income (loss) after NCI margin	4.7%	(0.6)%	NM	NM	(14.1)%

Organic Growth

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2026	2025	% Growth	2026	2025	% Growth
Total Insurance Distribution revenue (1)	$58,418	$33,041	76.8%	$136,944	$74,039	85.0%
Less: Acquired revenues	(7,289)	—		(28,410)	—
Less: Profit commission and contingent commission income	(5,620)	(2,266)		(11,808)	(6,957)
Less: Impact of F.X. rates	(445)	2,564		(1,722)	3,710
Less: Other conforming adjustments (2)	—	(2,074)		—	(4,307)
Total Organic Revenue & Growth Percentage	$45,064	$31,265	44.1%	$95,004	$66,485	42.9%
(1)Total Insurance Distribution revenue includes investment income
(2)Change in accounting in 1Q26 related to an MGA contracts on a net basis, normalizing the prior year for consistency.
Total Specialty P&C Insurance Production
Specialty P&C Insurance production includes gross premiums written by Octave's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment.

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2026	2025	% Change	2026	2025	% Change
Specialty Property & Casualty Insurance Gross Premiums Written	$94,702	$96,247	(2)%	$198,418	$183,162	8%
Insurance Distribution Premiums Placed (1)	306,667	249,912	23%	733,500	483,098	52%
Specialty P&C Insurance Production	$401,369	$346,159	16%	$931,918	$666,260	40%
(1)Excludes $7,700 of intersegment premiums placed with Specialty Property & Casualty Insurance during the three and six months ended June 30, 2026.
About Octave
Octave Specialty Group, Inc. is a global specialty insurance firm that builds, buys, and scales niche insurance distribution and underwriting businesses. With a focus on operational excellence, disciplined growth, and innovation, Octave is creating a harmonized portfolio of companies that deliver exceptional performance and long-term value for shareholders. For more information, visit www.octavegroup.com.
The Amended and Restated Certificate of Incorporation of Octave contains substantial restrictions on the ability to transfer Octave’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Octave’s common stock or a holder of 5% or more of Octave’s common stock increases its ownership interest.
Contact
Karen Beyer
Managing Director, Investor Relations
(212) 208-3222
ir@octavegroup.com
Forward-Looking Statements
This press release, and any related oral statements, contain statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts, but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things, which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors.” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements, whether contained herein or in other publications, may prove to be incorrect and are based on management’s current belief or opinions. Octave Specialty Group’s (“OSG”) and its subsidiaries’ (collectively, “Octave” or the “Company”) actual results may differ materially from those expressed in, or implied by, these forward-looking statements, and there are no guarantees about the performance of Octave’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the high degree of volatility in the price of OSG’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities from the specialty property and casualty insurance business, the insurance distribution business, or related businesses; (3) greater than expected underwriting losses in the Company’s specialty property and casualty insurance business resulting in inadequacy of loss and loss expense reserves and the possibility that changes in reserves may result in further volatility of earnings or financial results; (4) credit risk throughout Octave’s business, including but not limited to issuers of securities in our investment portfolios, and exposures to reinsurers; (5) the Company’s level of indebtedness, including its ability to generate sufficient cash to service obligations, refinance existing debt, or obtain additional financing on acceptable terms, and the resulting impact on financial condition and operating flexibility; (6) dependence on third parties, including specialty insurance program partners, reinsurers, distribution relationships, and other service providers, and the risk of failures or disruptions in their performance; (7) inability to obtain reinsurance coverage on economic terms; (8) loss of key relationships for the production of business in our specialty property and casualty and insurance distribution businesses or the inability to secure such additional relationships to produce expected results; (9) the impact of catastrophic public health events, environmental or natural events, or political events, including as a result of global or regional conflicts; (10) restrictive covenants in agreements and instruments that impair Octave’s ability to pursue or achieve its business strategies; (11) regulatory risks, including disagreements with insurance regulators, changes in laws or regulations, and the Company’s ability to adapt to an evolving regulatory environment; (12) risks related to changes in the composition, valuation, or performance of the Company’s investment portfolio, including interest rate and foreign currency exchange rate fluctuations; (13) events or circumstances that result in the impairment of our intangible assets and/or goodwill that were recorded in connection with Octave’s acquisitions; (14) the risk of litigation, regulatory inquiries, investigations, claims or proceedings, and the risk of adverse outcomes in connection therewith; (15) system security risks, data protection breaches and cyberattacks; (16) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (17) greater competition for our specialty property and casualty insurance business and/or our insurance distribution business; (18) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (19) disintermediation within the insurance industry or greater competition from technology-based insurance solutions or non-traditional insurance markets; (20) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general agents; (21) failure to successfully execute business expansion initiatives, integrate acquired businesses, or realize anticipated benefits from such efforts and significant obligations under put rights granted in completed acquisitions; and (22) other risks and uncertainties that have not been identified at this time.

Source: Octave Specialty Group, Inc.